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                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                   DEY, INC.


         Dey, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is DEY, INC. The name under which the Corporation was originally incorporated was Lipha Pharmaceuticals, Inc., and the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 19, 1987.

         2. This Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors and sole stockholder in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"). The Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

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         3. The text of the Certificate of Incorporation as heretofore amended is hereby further amended and restated in its entirety, to read in its entirety as follows:

         FIRST: The name of the Corporation is Dey, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

         FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares, of which 140,000,000 shares, par value $.01 per share, shall be of a class designated "Common
Stock" and of which 10,000,000 shares, par value $1.00 per share, shall be designated "Preferred Stock." Upon the filing with the Secretary of State of the State of Delaware (the "Secretary of State") and the effectiveness under the DGCL of this Restated Certificate of Incorporation reflecting the addition of this paragraph to Article FOURTH of the Corporation's Certificate of Incorporation (the "Effective Time"), each share of the common stock of the Corporation, par value $.01 per share, outstanding or held in treasury immediately prior to the Effective Time ("Old Common Stock") shall be reclassified as and changed and converted into 72,885 validly issued, fully paid, and non-assessable shares

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of Common Stock, without any action by the holder thereof. Each certificate that prior to the Effective Time represented one (1) or more shares of Old Common Stock shall thereafter automatically represent that number of shares of Common Stock into which the shares of Old Common Stock theretofore represented by such certificate shall have been reclassified; provided, however, that each record holder of a stock certificate or certificates that prior to the Effective Time represented one (1) or more shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such record holder shall be entitled pursuant to the foregoing reclassification. Notwithstanding anything to the contrary herein set forth, the Corporation shall not have the authority to issue and/or reserve more than an aggregate of 90,000,000 shares of Common Stock (including, without limitation, any shares of Common Stock reserved or issued in respect of options, warrants or other rights or in respect of any securities convertible into or exchangeable for Common Stock) without the consent in writing of any person who, directly and/or through any direct or indirect over fifty percent-owned subsidiary, owns over fifty percent of the Company's outstanding Common Stock.

                  B. a. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the DGCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of

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Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (1) The number of shares constituting that series and the distinctive designation of that series;

                  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

                  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (4) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                  (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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                  (6) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

                  (7) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

                  (8) The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

                  (9) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

                           b.  Shares of any series of Preferred Stock which
have been purchased, redeemed (whether through the operation of a sinking fund or otherwise) or which have otherwise been acquired by the Corporation shall, upon such purchase, redemption, or other acquisition, be retired in accordance with the DGCL and thereupon shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part

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of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

                           c.  Subject to the provisions of any applicable
law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                           d.  Except as otherwise provided by the resolution
or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

                           e.  Except as otherwise provided by the resolution
or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation,

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dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of any series of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than five directors nor more than twelve directors, the number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial directors allocated to Class I shall hold office for a term expiring at the next succeeding annual meeting, the initial directors allocated to Class II shall hold office for a term expiring at the second succeeding annual meeting and the initial directors allocated to Class III shall hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional

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directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at all annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation. In addition to the powers and authority hereinbefore or by statute

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expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

         SEVENTH: (a) The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or by reason of the fact that such director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and shall advance expenses incurred by any such officer or director in defending any such action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by Section 145 of the Delaware General Corporation Law. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers

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may be entitled by law. No amendment to or repeal of this paragraph (a) of
Article SEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                  (b) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of Article SEVENTH shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Delaware or the Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation are granted subject to this reservation.

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         NINTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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         IN WITNESS WHEREOF, Dey, Inc. has caused this Restated Certificate of
Incorporation to be signed by its President and Chief Executive Officer, Charles A. Rice, and its Secretary, Edwin S. Matthews, Jr., this 28th day of April, 1999.


                                          /s/ Charles A. Rice
                                        ---------------------------------------
                                        Charles A. Rice
                                        President and Chief Executive Officer


                                          /s/ Edwin S. Matthews, Jr.
                                        ---------------------------------------
                                        Edwin S. Matthews, Jr.
                                        Secretary


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